         DEAN WITTER SHORT - TERM U.S. TREASURY TRUST

         SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                        05/29/98

                                6
YIELD = 2 { [ ((a-b) /cd)  +1] -1}



WHERE: a = Dividends and interest earned during the period b = Expenses accrued for the period c = The average daily number of shares outstanding during the period that were entitled to receive dividends
         d = The maximum offering price per share on the last day of the period


                                                                    6
YIELD = 2{[((1,124,897.03 - 159,809.60)/24,122,389.083 x 9.96) +1] -1}

                                     4.87%

              SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                   DEAN WITTER SHORT TERM US TREASURY TRUST

(A) TOTAL RETURN (NO LOAD FUND)

(B) AVERAGE ANNUAL TOTAL RETURNS (NO LOAD FUND)


FORMULA:        -                                  -
               |      _________________|
               |     |         |
          t =  |/\  n |           EV        |
               |  \  |           ----      |  -1
               |   \ |             P      |
               |    \|
               |               |
                _              _|


                                    EV
                         TR =  ----------          -1
                                    P



         t = AVERAGE ANNUAL COMPOUND RETURN
         n =  NUMBER OF YEARS
        EV = ENDING VALUE
         P = INITIAL INVESTMENT
        TR = TOTAL RETURN



                                  (A)                              (B)
$1,000          EV AS OF         TOTAL         NUMBER OF      AVERAGE ANNUAL
INVESTED- P     31-MAY-98        RETURN-TR      YEARS -n     COMPOUND RETURN -t
-----------   -----------    ---------------  ------------   ----------------
31-May-97     $1,066.80        6.68%              1.00                6.68%

31-May-93     $1,249.00       24.90%              5.00                4.55%

13-Aug-91     $1,420.50       42.05%              6.80                5.30%


(C)       GROWTH OF $10,000
(D)       GROWTH OF $50,000
(E)       GROWTH OF $100,000


FORMULA G = (TR+1)*P
        G = GROWTH OF INITIAL INVESTMENT
        P = INITIAL INVESTMENT
       TR = TOTAL RETURN SINCE INCEPTION



$10,000            TOTAL         (C) GROWTH OF            (D) GROWTH OF               (E) GROWTH OF
INVESTED - P       RETURN - TR   $10,000 INVESTMENT-G     $50,000 INVESTMENT - G      $100,000 INVESTMENT - G
------------       -----------   -----------------------------------------------    --------------------------
13-Aug-91            42.05         $14,205                   $71,025                     142,050

